Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed. Omitted information is indicated by [***].

FIFTH AMENDMENT TO THE

FUND SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Servicing Agreement dated as of October 16, 2025, as amended (the “Agreement”), is entered into by and between CORGI ETF TRUST I, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

•         Corgi Emerging Markets Equities 15% Structured Buffer ETF - September Series

•         Corgi Growth & Technology 10% Structured Buffer ETF - September Series

•         Corgi Growth & Technology 15% Structured Buffer ETF - September Series

•         Corgi International Developed Equities 15% Structured Buffer ETF - September Series

•         Corgi U.S. Equities 10% Structured Buffer ETF - September Series

•         Corgi U.S. Equities 100% Structured Buffer ETF - September Series

•         Corgi U.S. Equities 15% Structured Buffer ETF - September Series

•         Corgi U.S. Equities 30% Structured Buffer ETF - September Series

•         Corgi U.S. Small-Cap 15% Structured Buffer ETF - September Series

WHEREAS, the parties desire to update the fees listed in Exhibit C of the Agreement; and

WHEREAS, Section 14(f) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Trust’s Board.

NOW, THEREFORE, the parties agree as follows:

1.      Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.      Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

3.      Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CORGI ETF TRUST I                                             U.S. BANCORP FUND SERVICES, LLC

By:         /s/ Emily Yuan                                             By:      /s/ Elizabeth B. Scalf

Name:     Emily Yuan                                                  Name:  Elizabeth Scalf

Title:       President                                                      Title:    Senior Vice President

Date:      8/3/2026                                                       Date:   8/4/2026

EXHIBIT A

Funds

Corgi 0-3 Month T-Bill ETF
Corgi 0-5 Year High Yield Corporate Bond ETF
Corgi 1-3 Year Treasury Bond ETF
Corgi 1-5 Year Investment Grade Corporate Bond ETF
Corgi 3-12 Month T-Bill ETF
Corgi 3-7 Year Treasury Bond ETF
Corgi AAPL 2x Daily ETF
Corgi ACHR 2x Daily ETF
Corgi ACLS 2x Daily ETF
Corgi ACMR 2x Daily ETF
Corgi Advantest 2x Daily ETF
Corgi Aerospace & Commercial Aviation 2x Daily ETF
Corgi Aerospace & Commercial Aviation ETF
Corgi AGIX 2x Daily ETF
Corgi AI Cybersecurity 2x Daily ETF
Corgi AI Cybersecurity ETF
Corgi ALAB 2x Daily ETF
Corgi All Commodities 2x Daily ETF
Corgi All World 2x Daily ETF
Corgi AMAT 2x Daily ETF
Corgi AMD 2x Daily ETF
Corgi AMKR 2x Daily ETF
Corgi AMZN 2x Daily ETF
Corgi APP 2x Daily ETF
Corgi ARM 2x Daily ETF
Corgi ASM 2x Daily ETF
Corgi ASML 2x Daily ETF
Corgi ASTS 2x Daily ETF
Corgi AVGO 2x Daily ETF
Corgi AXTI 2x Daily ETF
Corgi BABA 2x Daily ETF
Corgi Battery Energy Storage Systems 2x Daily ETF
Corgi Battery Energy Storage Systems ETF
Corgi Bay Area Based 2x Daily ETF
Corgi Bay Area Based ETF
Corgi BE 2x Daily ETF
Corgi Beauty, Skincare & Aesthetics 2x Daily ETF
Corgi Beauty, Skincare & Aesthetics ETF
Corgi Besi 2x Daily ETF
Corgi BMNR 2x Daily ETF
Corgi Brazil 2x Daily ETF
Corgi BRKB 2x Daily ETF
Corgi Buy Now Pay Later 2x Daily ETF
Corgi Buy Now Pay Later ETF
Corgi CAMT 2x Daily ETF
Corgi CART 2x Daily ETF
Corgi China 2x Daily ETF
Corgi Chinese Internet 2x Daily ETF
Corgi CIFR 2x Daily ETF
Corgi Coffee & Energy Drinks 2x Daily ETF
Corgi Coffee & Energy Drinks ETF
Corgi COHR 2x Daily ETF
Corgi COIN 2x Daily ETF
Corgi CRCL 2x Daily ETF
Corgi CRDO 2x Daily ETF
Corgi CRUS 2x Daily ETF
Corgi CRWD 2x Daily ETF
Corgi CRWV 2x Daily ETF
Corgi Crypto Infrastructure 2x Daily ETF
Corgi Crypto Infrastructure ETF
Corgi Data & Surveillance 2x Daily ETF
Corgi Data & Surveillance ETF
Corgi Delta Electronics 2x Daily ETF
Corgi Digital Banking & Fintech Infrastructure 2x Daily ETF
Corgi Digital Banking & Fintech Infrastructure ETF
Corgi DISCO 2x Daily ETF
Corgi Drones & Urban Air Mobility 2x Daily ETF
Corgi Drones & Urban Air Mobility ETF
Corgi Emerging Markets 2x Daily ETF
Corgi Emerging Markets Equities 15% Structured Buffer ETF - August Series
Corgi Emerging Markets Equities 15% Structured Buffer ETF - July Series
Corgi Emerging Markets Equities 15% Structured Buffer ETF - June Series
Corgi Emerging Markets Equities 15% Structured Buffer ETF - May Series
Corgi Emerging Markets Equities 15% Structured Buffer ETF - September Series
Corgi EOSE 2x Daily ETF
Corgi Europe Equities 2x Daily ETF
Corgi Ex-U.S. Equities 2x Daily ETF
Corgi Genomics & Precision Medicine 2x Daily ETF
Corgi Genomics & Precision Medicine ETF
Corgi GEV 2x Daily ETF
Corgi GLXY 2x Daily ETF
Corgi GME 2x Daily ETF
Corgi GOOGL 2x Daily ETF
Corgi Growth & Technology 10% Structured Buffer ETF - August Series
Corgi Growth & Technology 10% Structured Buffer ETF - July Series
Corgi Growth & Technology 10% Structured Buffer ETF - June Series
Corgi Growth & Technology 10% Structured Buffer ETF - September Series
Corgi Growth & Technology 10% Structured Buffer ETF – May Series
Corgi Growth & Technology 15% Structured Buffer ETF - August Series
Corgi Growth & Technology 15% Structured Buffer ETF - July Series
Corgi Growth & Technology 15% Structured Buffer ETF - June Series
Corgi Growth & Technology 15% Structured Buffer ETF - May Series
Corgi Growth & Technology 15% Structured Buffer ETF - September Series
Corgi High Voltage Grid Equipment 2x Daily ETF
Corgi High Voltage Grid Equipment ETF
Corgi HIMS 2x Daily ETF
Corgi HOOD 2x Daily ETF
Corgi Hyundai 2x Daily ETF
Corgi India 2x Daily ETF
Corgi INTC 2x Daily ETF
Corgi International Developed Equities 15% Structured Buffer ETF - August Series
Corgi International Developed Equities 15% Structured Buffer ETF - July Series
Corgi International Developed Equities 15% Structured Buffer ETF - June Series
Corgi International Developed Equities 15% Structured Buffer ETF - May Series
Corgi International Developed Equities 15% Structured Buffer ETF - September Series
Corgi IONQ 2x Daily ETF
Corgi IP Licensing & Royalties 2x Daily ETF
Corgi IP Licensing & Royalties ETF
Corgi IREN 2x Daily ETF
Corgi JOBY 2x Daily ETF
Corgi KEYS 2x Daily ETF
Corgi Kioxia 2x Daily ETF
Corgi Lasertec 2x Daily ETF
Corgi LASR 2x Daily ETF
Corgi Lifestyle Brands 2x Daily ETF
Corgi Lifestyle Brands ETF
Corgi LITE 2x Daily ETF
Corgi Lithography & Semiconductor Photonics 2x Daily ETF
Corgi Lithography & Semiconductor Photonics ETF
Corgi Longevity Consumer 2x Daily ETF
Corgi Longevity Consumer ETF
Corgi LRCX 2x Daily ETF
Corgi LRN 2x Daily ETF
Corgi Mag 7 2x Daily ETF
Corgi Mag 7 ETF
Corgi MARA 2x Daily ETF
Corgi MediaTek 2x Daily ETF
Corgi META 2x Daily ETF
Corgi MNST 2x Daily ETF
Corgi MPWR 2x Daily ETF
Corgi MRVL 2x Daily ETF
Corgi MSFT 2x Daily ETF
Corgi MSI 2x Daily ETF
Corgi MSTR 2x Daily ETF
Corgi MU 2x Daily ETF
Corgi Natural Gas Power & Turbines 2x Daily ETF
Corgi Natural Gas Power & Turbines ETF
Corgi NBIS 2x Daily ETF
Corgi NFLX 2x Daily ETF
Corgi NOW 2x Daily ETF
Corgi NVDA 2x Daily ETF
Corgi NVO 2x Daily ETF
Corgi NVTS 2x Daily ETF
Corgi NYC Based 2x Daily ETF
Corgi NYC Based ETF
Corgi OKLO 2x Daily ETF
Corgi ONDS 2x Daily ETF
Corgi ONTO 2x Daily ETF
Corgi ORCL 2x Daily ETF
Corgi PLTR 2x Daily ETF
Corgi Ports, Rail & Freight 2x Daily ETF
Corgi Ports, Rail & Freight ETF
Corgi QBTS 2x Daily ETF
Corgi Quantum Computing 2x Daily ETF
Corgi Quantum Computing ETF
Corgi RDDT 2x Daily ETF
Corgi RGTI 2x Daily ETF
Corgi RIVN 2x Daily ETF
Corgi RKLB 2x Daily ETF
Corgi RMBS 2x Daily ETF
Corgi Robots & Humanoids 2x Daily ETF
Corgi Robots & Humanoids ETF
Corgi Samsung 2x Daily ETF
Corgi Shipping & Global Logistics 2x Daily ETF
Corgi Shipping & Global Logistics ETF
Corgi SIMO 2x Daily ETF
Corgi SK hynix 2x Daily ETF
Corgi SMCI 2x Daily ETF
Corgi SMR 2x Daily ETF
Corgi SNDK 2x Daily ETF
Corgi SOFI 2x Daily ETF
Corgi South Korea 2x Daily ETF
Corgi Space & Satellite Communications 2x Daily ETF
Corgi Space & Satellite Communications ETF
Corgi Sports Betting & Gambling 2x Daily ETF
Corgi Sports Betting & Gambling ETF
Corgi Taiwan 2x Daily ETF
Corgi TEL 2x Daily ETF
Corgi TEM 2x Daily ETF
Corgi TER 2x Daily ETF
Corgi Total U.S. Market 2x Daily ETF
Corgi TPL 2x Daily ETF
Corgi Travel & Leisure 2x Daily ETF
Corgi Travel & Leisure ETF
Corgi TSLA 2x Daily ETF
Corgi TSM 2x Daily ETF
Corgi U.S. Biotech 2x Daily ETF
Corgi U.S. Consumer Discretionary 2x Daily ETF
Corgi U.S. Consumer Staples 2x Daily ETF
Corgi U.S. Energy 2x Daily ETF
Corgi U.S. Equities 10% Structured Buffer ETF - August Series
Corgi U.S. Equities 10% Structured Buffer ETF - July Series
Corgi U.S. Equities 10% Structured Buffer ETF - June Series
Corgi U.S. Equities 10% Structured Buffer ETF - May Series
Corgi U.S. Equities 10% Structured Buffer ETF - September Series
Corgi U.S. Equities 100% Structured Buffer ETF - August Series
Corgi U.S. Equities 100% Structured Buffer ETF - July Series
Corgi U.S. Equities 100% Structured Buffer ETF - June Series
Corgi U.S. Equities 100% Structured Buffer ETF - May Series
Corgi U.S. Equities 100% Structured Buffer ETF - September Series
Corgi U.S. Equities 15% Structured Buffer ETF - August Series
Corgi U.S. Equities 15% Structured Buffer ETF - July Series
Corgi U.S. Equities 15% Structured Buffer ETF - June Series
Corgi U.S. Equities 15% Structured Buffer ETF - May Series
Corgi U.S. Equities 15% Structured Buffer ETF - September Series
Corgi U.S. Equities 30% Structured Buffer ETF - August Series
Corgi U.S. Equities 30% Structured Buffer ETF - July Series
Corgi U.S. Equities 30% Structured Buffer ETF - June Series
Corgi U.S. Equities 30% Structured Buffer ETF – May Series
Corgi U.S. Equities 30% Structured Buffer ETF – September Series
Corgi U.S. Financials 2x Daily ETF
Corgi U.S. Growth 2x Daily ETF
Corgi U.S. Healthcare 2x Daily ETF
Corgi U.S. Industrials 2x Daily ETF
Corgi U.S. Infrastructure 2x Daily ETF
Corgi U.S. Large-Cap 2x Daily ETF
Corgi U.S. Materials 2x Daily ETF
Corgi U.S. Mega-Cap Growth 2x Daily ETF
Corgi U.S. Micro-Cap 2x Daily ETF
Corgi U.S. Mid-Cap 2x Daily ETF
Corgi U.S. Real Estate 2x Daily ETF
Corgi U.S. Regional Banks 2x Daily ETF
Corgi U.S. Semiconductors 2x Daily ETF
Corgi U.S. Small-Cap 15% Structured Buffer ETF - August Series
Corgi U.S. Small-Cap 15% Structured Buffer ETF - July Series
Corgi U.S. Small-Cap 15% Structured Buffer ETF - June Series
Corgi U.S. Small-Cap 15% Structured Buffer ETF – May Series
Corgi U.S. Small-Cap 15% Structured Buffer ETF – September Series
Corgi U.S. Small-Cap 2x Daily ETF
Corgi U.S. Technology 2x Daily ETF
Corgi U.S. Utilities 2x Daily ETF
Corgi U.S. War Machine 2x Daily ETF
Corgi U.S. War Machine ETF
Corgi UCTT 2x Daily ETF
Corgi UMC 2x Daily ETF
Corgi UNH 2x Daily ETF
Corgi UPST 2x Daily ETF
Corgi UUUU 2x Daily ETF
Corgi VRT 2x Daily ETF
Corgi WDC 2x Daily ETF
Founder-Led 2x Daily ETF
Founder-Led ETF
Inside Ownership 100 ETF

EXHIBIT C

Fees

Optional Regulatory Administration Services – in support of external legal counsel

Full Start Up – New Registrant

[***] per project – one fund

[***] per project – two funds

[***] per project – three funds

[***] per project – four funds

Plus [***] each additional fund

Above fees are applicable when all new funds are registered in same statutory prospectus.

(Excludes Trust counsel fee; subject to services provided, if applicable)

Full Start Up Services-

▪  Product design assistance

▪  Implementation project management

▪  Formation of Delaware statutory trust

▪  Preparation of declaration of trust and by-laws

▪  Preparation of Prospectus, SAI, Part C (registration statement)

▪  Preparation of Form N-8A to register as investment company

▪  Preparation of initial trustee actions to organize trust and initial fund

▪  Preparation of exhibits and other materials to be filed with the registration statement

▪  Preparation of subscription agreement for statutory seed capital

▪  Preparation of Rule 12b-1 distribution plan

▪  Preparation of Form 8-A for listing shares on a securities exchange

▪  Preparation of Inline XBRL exhibits

▪  Taking of and preparation of written response to SEC comments

▪  Other assistance as necessary and agreed upon

Additional Regulatory Administration Services – in support of external legal counsel

▪    Subsequent new fund launch – [***] per fund, or as negotiated

▪    Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications – as negotiated based upon specific requirements

Note: External legal costs are not included in the above fees.

Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Ongoing Annual Regulatory Administration Services – in support of external legal counsel

Includes annual registration statement update and drafting of supplements:

▪    [***] for first three active or inactive funds in same statutory prospectus

▪    [***] for each additional active or inactive fund in the same statutory prospectus

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪    Postage, if necessary

▪    Federal and state regulatory filing fees

▪    Expenses from Board of Trustee meetings

▪    Third party auditing

▪    EDGAR/XBRL filing (may be charged by third-party or U.S. Bank)

▪    All other Miscellaneous expenses

Base Fee for Accounting and Administration

The following reflects the greater of the basis point fee or annual minimum where Corgi Strategies, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1                          Basis Points on Aggregated Trust AUM2

Funds 1-5            [***]                               First [***]                      [***]

Funds 6-10          [***]                               [***]                           [***]

Funds 11-24        [***]                               [***]                         [***]

Funds 25+           [***]                               Balance above [***]    [***]

1          The annual minimum per fund fees will be applied to the Funds based on the date added to the Agreement as designated on Exhibit A. For the avoidance of doubt, the annual minimum per fund fees shall not be reduced for a Fund solely due to the removal of a Fund assigned to a prior annual minimum per fund fee tier unless otherwise mutually agreed to by the parties.

2          The fees due to GFS will be aggregated at the Adviser level across each Trust, and any such fees for a given Fund shall be paid solely out of the assets of the applicable Trust as designated on Exhibit A to the Agreement.

Base Fee for ETF Services

Annual Fee per fund

ETF Order Management                [***] per fund

ETF Transfer Agency                    [***] per order (Create or Redeem)

Basket Creation

Equities/Cash                                     [***]

International Securities/Derivatives  [***]

Fixed AP Fee                                TBD/fund

Optional Services

ETF Stock Splits                           [***]

ETF Liquidation                           [***]

ETF Slippage Calculations           [***]/Fund/Year

See Appendix A for Services and Associated Fees in addition to the Base Fee

See Appendix B for Optional Supplemental Services and Associated in addition to the Base Fee

Appendix A

Accounting, Administration Services (in addition to the Base Fee)

Data Services

Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

▪  [***] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps

▪  [***] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds

▪  [***] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds

▪  [***]- Bank Loans

▪  Derivative Instruments are generally charged at the following rates:

o   [***] – Interest Rate Swaps, Foreign Currency Swaps

o   [***] – Swaptions

o   [***] – Credit Default Swaps

▪  [***] Intraday money market funds pricing, up to 3 times per day

▪  [***] per Month Manual Security Pricing (>25per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change.  Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services

▪  [***] per Foreign Equity Security per Month for Corporate Action Services

▪  [***] per Domestic Equity Security per Month for Corporate Action Services

▪  [***] per CMO and Asset Backed Security per Month / [***] for ETF Funds per month for Factor Services

▪  [***] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds

▪  [***] per Fixed Income Security per Month for ETF funds only for ETF income projections

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪  [***] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Index Service Fees

•         [***] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data

•         [***] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes

•         [***] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell

•         [***] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM

•         [***] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change.  S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee.  Use of other, custom, and blended indexes may result in additional fee.  Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

SEC Modernization Requirements

▪  Form N-PORT – [***] per year, per Fund

▪  Form N-CEN – [***] per year, per Fund

▪  Tailored shareholder reporting - [***] per year, per Fund (first class), [***] per year for each additional class

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:

Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:

•         [***] per year, per Fund

Chief Compliance Officer Support Fee

▪  CCO support annual fee of [***] per trust for each U.S. Bank service selected (administration, accounting, transfer agent, custodian)

This fee includes:

▪  Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines

▪  Quarterly 38a-1 certifications to the CCO regarding any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act

▪  Quarterly CCO teleconferences and other periodic events and webinars

▪  CCO forums held periodically throughout the year in major cities

▪  Annual client conference which includes CCO roundtable discussions

▪  Note: the CCO Support team does NOT serve as the Fund CCO

Core Tax Services

▪  M-1 book-to-tax adjustments at fiscal and excise year-end

▪  Prepare tax footnotes in conjunction with fiscal year-end audit

▪  Prepare Form 1120-RIC federal income tax return and relevant schedules

▪  Prepare Form 8613 and relevant schedules

▪  Prepare Form 1099-MISC Forms

▪  Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing

▪  Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Appendix B

OPTIONAL Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/or request)

Daily Compliance Services

■       [***] per fund group per year - Base fee

■        Additional fee of [***] per fund per year (first fund included in base fee)

SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	[***]
Full Derivatives User (no OTC derivatives)	[***]
Full Derivative User (with 1-5 OTC derivatives)	[***]
Full Derivative User (with 5 or more OTC derivatives)	[***]
Closed Fund Data Maintenance Fee	[***]

*Additional fees may apply from index providers

Section 15(c) Reporting

▪  [***] per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting

•         Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report

•         Performance reporting package: Peer Comparison Report

▪  Additional 15(c) reporting is subject to additional charges

▪  Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Fees for Special Situation:

▪  Fee will be assessed.

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	[***]
More than 5% but less than 25%	[***]
25% or more	[***]

▪  Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to GFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost.  The reports provided as part of the Rule 2a-5 Supplemental Services may, in GFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain.  In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	[***]
Per User Fee[2]	[***]
Per Separate Committee[3] Fee	[***]

1 Subject to an annual increase, provided that the annual increase will not exceed [***] through October 2025

2 Per user fee applies to all users excluding any GFS employee who is not an officer in a Multiple Series Trust sponsored by GFS.

3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	[***]

1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Controlled Foreign Corporation (CFC)

▪  U.S. Bank Fee Schedule plus [***]

C- Corp Administrative Services

▪  1940 Act C-Corp – U.S. Bank Fee Schedule plus [***]

▪  1933 Act C-Corp – U.S. Bank Fee Schedule plus [***]

Optional Tax Services

Additional services excluded from the Base Fee are:

▪  Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – [***] per year

▪  Additional Capital Gain Dividend Estimates – (First two included in core services) –  [***] per additional estimate

▪  State tax returns - (First two included in core services) – [***] per additional return

Tax Reporting – C-Corporations

Federal Tax Returns

▪  Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – [***]

▪  Prepare Federal and State extensions (If Applicable) – Included in the return fees

▪  Prepare provision estimates – [***] Per estimate

State Tax Returns

▪  Prepare state income tax returns for funds and blocker entities – [***] per state return

•         Sign state income tax returns – [***] per state return

•         Assist in filing state income tax returns – Included with preparation of returns

•         State tax notice consultative support and resolution – [***] per fund

Additional services not included above shall be mutually agreed upon at the time of the service being added.  In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

[1] NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from GFS’ chosen comparison third-party pricing source.  The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.